Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT #1 TO THE SEARCH SERVICES AGREEMENT

This Amendment #1 to the Search Services Agreement (the “Agreement”) entered into by and between Overture Services, Inc., a Delaware corporation (“Overture”) and The Gator Corporation (“Gator”) effective as of March 28, 2003, is made and entered into effective as of September 12, 2003 (the “Amendment Effective Date”).

In consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, the parties hereby agree to the below terms and conditions and hereby amend the Agreement as follows:

1 The definition of “Term” in Exhibit A, “Definitions,” Section (dd) is hereby deleted and replaced in its entirety with the following:

“(dd) Term means the period of time beginning on the Effective Date and continuing until September 11, 2007, unless this Agreement is earlier terminated in its entirety as set forth in this Agreement.”

2. Section 3.1, “Payments,” of the Agreement is hereby deleted and replaced in its entirety with the following:

“3.1 Payments. Overture shall pay Gator [***] percent ([***]%) of Gross Revenue resulting from Searchscout Queries and Pop Under Queries; provided that, beginning on September 11, 2005 and continuing until the end of the Term, Gator’s percentage share of such Gross Revenue shall [***] (i) [***] percent ([***]%) or (ii) Overture’s [***] for the [***]. In no event, however, shall Gator’s percentage share of such Gross Revenue for the final two years of the Term exceed [***] percent ([***]%).”

3. Section 3.2(a), is hereby deleted and replaced in its entirety with the following:

“3.2(a) Timing: Reporting. Overture shall pay Gator the amounts set forth in Section 3.1 above, excluding any taxes Overture may be required by law to withhold or to pay (other than taxes on Overture’s income) and less any Prepayments made in accordance with Section 3.2(b) below, within forty-five (45) days after the end of each month in which such amounts were incurred. In connection with any such payment, Overture shall provide reporting to Gator describing the basis for the amounts paid. Overture will retain all revenue derived from the Overture Services and Overture Results, except as specifically set forth in this Agreement. Payments shall be made in U.S. Dollars.”

4. For the avoidance of doubt, Section 9.3, Exclusivity, shall continue to be in full force and effect through the end of the Term as amended in this Amendment #1.

In the event of conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment #1, the terms and conditions of this Amendment #1 will control. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

Except as provided above, the terms and conditions of the Agreement remain unchanged.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

The Gator Corporation:		Overture Services, Inc.

Signature:	/s/ Jeff McFadden	Signature:	/s/ William Demas

Name: Jeff McFadden		Name: William Demas
Title: CEO		Title: SVP, PBSG
Date: 9-12-2003		Date: 9-16-03

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.